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                                                                     EXHIBIT 2.3

                                ESCROW AGREEMENT


Escrow Agreement (this "Agreement") dated as of November 24, 1997, by and among Cambridge Technology Partners (Massachusetts), Inc., a Delaware corporation ("Parent"), the persons and entities listed on Schedule 1 to the Purchase
                                               ----------
Agreement (as defined below) (referred to collectively herein as the "Sellers," and each individually as a "Seller"), Mellon Bank, N.A. (the "Escrow Agent"), and Quentin Baer, Ian Clarkson and Malcolm Glyn (each a "Seller Representative" and collectively, the "Seller Representatives"). Capitalized terms used herein without definition shall have the meaning ascribed thereto in the Purchase Agreement.

WHEREAS, Parent, the Sellers and the Seller Representatives have entered into a Share and Option Purchase Agreement (the "Purchase Agreement") dated as of the date hereof; and

WHEREAS, this Agreement is required to be executed and delivered in connection with the Purchase Agreement.

NOW, THEREFORE, in consideration of the premises and agreements set forth below, the parties agree as follows:

Section 1.  Delivery of Certificates; Notice of Claims.
            ------------------------------------------

(a) Pursuant to Section 2.2(a)(ii) of the Purchase Agreement, Parent shall deliver to the Paying Agent (which shall then deliver to the Escrow Agent) certificates for 325,550 shares of Parent Common Stock accompanied by a schedule in which are set out against the name of each Seller the number of shares of Parent Common Stock so delivered which are registered in that Seller's name.

(b) The Escrow Agent shall maintain a separate record of each Seller, the number of shares of Parent Common Stock in the escrow account registered in such Seller's name (hereinafter referred to as an "Individual Seller's Account") and the number of such Seller's said shares delivered to Parent pursuant to the provisions of this Agreement out of such Individual Seller's Account. The delivery of such shares to Parent is sometimes herein referred to as "debiting an Individual Seller's Account."

(c) In the event that Parent delivers a Certificate pursuant to Article VII of the Purchase Agreement at any time prior to the earlier to occur of (a) the first anniversary of the Closing Date or (b) the date all Escrow Shares have been delivered to Parent in satisfaction of prior Payment Claims (the earlier of such dates being referred to as the "Escrow Termination Date"), Parent shall also send a copy of the Certificate to the Escrow Agent. In the case of an Individual Seller Certificate (including a Certificate treated as an Individual Seller Certificate pursuant to Section 7.5(f) of the Purchase Agreement in the case of a claim for fraud), such Certificate or an accompanying notice
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     shall name the Seller or Sellers to whom such Certificate relates and whether such Certificate relates to a claim against such Seller for committing fraud in respect of the representations and warranties set forth in Article IV of the Purchase Agreement, in which case such Certificate shall be referred to herein as an "Individual Seller Fraud Certificate."

Section 2.  Escrow Agreed Claims, Individual Seller Agreed Claims, Fraud Claims.
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(a)  In the event that a Payment Claim becomes an Escrow Agreed Claim or an
     Individual Seller Agreed Claim in accordance with Section 7.5(e) of the Purchase Agreement, Parent shall promptly give notice to the Escrow Agent of the amount of such Escrow Agreed Claim or Individual Seller Agreed Claim (which, for avoidance of doubt, may in either case be zero) and notice (a "Payment Notice") of the amount to which Parent is then entitled to receive out of the escrow (which, for avoidance of doubt, may be zero if, for example, the Reimbursement Threshold, if applicable, has not yet been reached) and specifying whether such Payment Notice relates to an Escrow Agreed Claim or an Individual Seller Agreed Claim. Any Payment Notice relating to an Escrow Agreed Claim shall also specify the number of Escrow Shares of each Individual Seller's Account to which such Payment Notice relates. In the case of a Payment Notice which relates to the Individual Seller's Accounts of the Sellers generally a copy of such notice shall also be given to the Seller Representatives, and, in the case of a Payment Notice which relates to a particular Seller's Individual Seller's Account, a copy of such notice shall also be given to such Seller. Notwithstanding the foregoing, in the event of an Individual Seller Agreed Claim in an amount greater than zero, Parent may, in lieu of a Payment Notice, give the Escrow Agent (with a copy being given to the Seller Representatives) a deferral notice (a "Deferral Notice") stating that Parent has deferred collection against the shares in such Seller's Individual Seller's Account in respect of such Individual Seller Agreed Claim because it anticipates trying to collect the amount of such Individual Seller Agreed Claim outside of the escrow account. Parent shall promptly notify the Escrow Agent and the Seller Representatives of any amounts so collected by Parent in respect of such Individual Seller Agreed Claim outside of the escrow account (a "Cancellation Notice") and the amount of such Individual Seller Agreed Claim shall be reduced accordingly. Parent may give a Payment Notice with respect to any uncollected amount of an Individual Seller Agreed Claim at any time.

(b) In the event that a Payment Claim which relates to fraud in respect of the representations and warranties set forth in Article IV of the Purchase Agreement (a "Fraud Claim") becomes treated as an Individual Seller Agreed Claim pursuant to Section 7.5(f) of the Purchase Agreement (herein, an "Individual Seller Fraud Agreed Claim"), Parent shall promptly give notice to the Escrow Agent of the amount of such Individual Seller Fraud Agreed Claim (which, for the avoidance of doubt, may be zero) and a Payment Notice stating that it relates to an Individual Seller Fraud Agreed Claim or a Deferral Notice as described in Section 2(a) above, a copy of which shall also be given to the particular Seller in question. The provisions of the last two sentences of Section 2(a) shall also apply to any Individual Seller Fraud Claim which is the subject of a Deferral Notice. In the event that a Fraud Claim becomes treated as an Escrow Agreed Claim pursuant to Section 7.5(f)

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     of the Purchase Agreement (herein, an "Escrow Fraud Agreed Claim"), Parent shall promptly give notice to the Escrow Agent of the amount of such Escrow Fraud Agreed Claim (which, for the avoidance of doubt, may be zero) and a Payment Notice specifying that it relates to an Escrow Fraud Agreed Claim, a copy of which shall also be given to the Seller Representatives.

Section 3.  Distributions.
            -------------

(a)  (i)   Ten days after receiving a Payment Notice, the Escrow Agent shall deliver to Parent as promptly as practicable that number of Escrow Shares with a value equal to the amount set forth in the Payment Notice (rounded up to the nearest whole share). For this purpose, the value of each Escrow Share shall be (Pounds)21.82.

     (ii)  (A)  In the case of a Payment Notice in respect of an Escrow Agreed
                Claim, the Escrow Shares to be delivered to Parent pursuant to
                Section 3(a)(i) shall represent each Seller's Pro Rata Share of the amount set forth in the Payment Notice, rounded as necessary to avoid fractional shares, and the number of shares delivered to Parent with respect to a Seller shall be debited to such Seller's Individual Seller's Account. Parent shall deliver a schedule to the Escrow Agent with the Payment Notice setting forth the number of shares of Parent Common Stock to be delivered to Parent from each Seller's Individual Seller's Account. For purposes of this Agreement, Pro Rata Share shall mean, with respect to each Seller, a fraction, the numerator of which is the number of shares of Parent Common Stock delivered to the Paying Agent (and then delivered to the Escrow Agent) for such Individual Seller's Account in connection with the Closing pursuant to Article II of the Purchase Agreement, and the denominator of which is the aggregate number of Escrow Shares delivered to the Paying Agent (and then delivered to the Escrow Agent) in connection with the Closing pursuant to Article II of the Purchase Agreement. If the number of shares held in a Seller's Individual Seller's Account is insufficient to pay such Seller's full Pro Rata Share of a Payment Notice (for example, if shares originally deposited in escrow in such Seller's Individual Seller's Account have been delivered to Parent to satisfy one or more Individual Seller Agreed Claims), all of the Escrow Shares held in such Seller's Individual Seller's Account shall be delivered to Parent in connection with such Payment Notice, but in connection with an Escrow Agreed Claim no Seller's Individual Seller's Account shall be debited for more than his Pro Rata Share of the amount set forth in such Payment Notice.

          (B) In the case of a Payment Notice in respect of an Individual Seller Agreed Claim or an Individual Seller Fraud Agreed Claim, the Escrow Shares to be delivered to Parent pursuant to Section 3(a)(i) shall represent only Escrow Shares held in the Individual Seller's Account of the Seller with respect to which the Individual Seller Agreed Claim or Individual Seller Fraud Agreed

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                Claim relates, as specified in the Payment Notice, and only such
                Seller's Individual Seller's Account shall be debited in connection therewith.

          (C) In the case of a Payment Notice in respect of an Escrow Fraud Agreed Claim, if Parent has received payment from the Seller committing the fraud in an amount which represents more than such Seller's Pro Rata Share of total Losses with respect to such Escrow Fraud Agreed Claim, then the Escrow Shares to be delivered to Parent pursuant to Section 3(a)(i) from the Individual Seller's Account of each Seller who did not commit such fraud (the "Non-Fraudulent Sellers") shall represent each such Non-Fraudulent Seller's proportionate share (rounded as necessary to avoid fractional shares) of the amount set forth in the Payment Notice. For this purpose, each Non-Fraudulent Seller's proportionate share shall be the proportion which such Non-Fraudulent Seller's Pro Rata Share bears to the aggregate Pro Rata Shares of all Non-Fraudulent Sellers. If, however, Parent has not received payment from the Seller committing the fraud in an amount which represents more than such Seller's Pro Rata Share of total Losses with respect to such Escrow Fraud Agreed Claim, then the Escrow Shares to be delivered to Parent pursuant to Section 3(a)(i) from the Individual Seller's Account of each Non-Fraudulent Seller shall represent each such Non-Fraudulent Seller's Pro Rata Share of the amount set forth in the Payment Notice relating to such Escrow Fraud Agreed Claim. Parent shall inform the Escrow Agent, in connection with the Payment Notice, as to which of the allocations described in this
                Section 3(a)(ii)(C) is applicable to such Payment Notice, a copy of which shall also be given to the Seller Representatives. For purposes of this Section 3(a)(ii)(C), shares of Parent Common Stock delivered to Parent by or on behalf of the Seller committing the fraud shall be valued at (Pounds)21.82.

(b) The Escrow Agent shall retain in escrow in each Seller's Individual Seller's Account after the first anniversary of the Closing Date, with respect to each Seller, a number of Escrow Shares having a value (as determined pursuant to Section 3(a)(i) and rounded up to the nearest whole share) equal to the sum of (i) such Seller's Pro Rata Share of the pounds sterling amount (as set forth in the Certificate or Certificates) of all Payment Claims which were the subject of an Escrow Certificate pursuant to
     Section 7.5(b) of the Purchase Agreement and which have not as of that date become Agreed Claims ("Pending Escrow Claims"), (ii) such Seller's Pro Rata Share of the pounds sterling amount (as set forth in the Certificate or Certificates) of all Payment Claims which were the subject of an Individual Seller Fraud Certificate with respect to any Seller other than such Seller and which have not become Individual Fraud Agreed Claims or which have become Individual Fraud Agreed Claims with respect to which a Deferral Notice was given to the Escrow Agent (to the extent a Payment Notice or Cancellation Notice was not subsequently given), (iii) the pounds sterling amount such Seller would be liable for with respect to a Certificate treated as an Escrow Certificate pursuant to Section 7.5(b) of the Purchase Agreement in the case of a claim for fraud (based on the pounds sterling amount set forth

                                      -4-
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     in such Certificate) as determined in accordance with Section 3(a)(ii)(C)
     and taking into account amounts, if any, paid to Parent as of the first anniversary of the Closing Date by the Seller committing the fraud, (iv) the pounds sterling amount (as set forth in the Certificate or Certificates) of all Payment Claims which were the subject of an Individual Seller Certificate (including in respect of a Fraud Claim against such Seller) with respect to such Seller and which have not then become Individual Seller Agreed Claims or Individual Fraud Agreed Claims ("Pending Individual Seller Claims"), (v) the pounds sterling amount of all Individual Seller Agreed Claims or Individual Seller Fraud Agreed Claims of such Seller for which a Deferral Notice was given to the Escrow Agent (to the extent a Payment Notice or a Cancellation Notice was not subsequently given) and (vi) such Seller's Pro Rata Share of the aggregate pound sterling amount of all Escrow Agreed Claims for which Parent was not entitled to payment because of the Reimbursement Threshold, provided that an amount shall be retained pursuant to this clause (vi) only to the extent that, assuming Parent was to become entitled to payment in full in respect of the Pending Escrow Claims, Parent would also become entitled to full payment in respect of such amount because the Reimbursement Threshold had been exceeded. Parent shall provide the Escrow Agent and the Seller Representatives with a schedule showing the number of shares to be retained after the first anniversary of the Closing Date in each Seller's Individual Seller's Account.

(c) As promptly as practicable after the first anniversary of the Closing Date (but following receipt of the schedule from the Seller Representatives referred to in this Section 3(c)), the Escrow Agent shall deliver to the Paying Agent, on behalf of the Sellers, certificates for the balance of the Escrow Shares not delivered to Parent (or to be delivered to Parent pursuant to a Payment Notice received by the Escrow Agent on or prior to the first anniversary of the Closing Date) or retained in escrow pursuant to Section 3(b). The number of Escrow Shares to be delivered to each Seller shall be equal to (i) the number of Escrow Shares delivered to the Escrow Agent for such Seller's Individual Seller's Account in connection with the Closing reduced by (ii) the sum of (A) the number of shares delivered to Parent (or which are to be delivered to Parent pursuant to a Payment Notice received by the Escrow Agent on or prior to the first anniversary of the Closing Date) from such Seller's Individual Seller's Account and (B) the number of shares retained in escrow in such Seller's Individual Seller's Account pursuant to Section 3(b). The amount distributable to the Paying Agent on behalf of each Seller may be reduced by amounts used to pay expenses of the Seller Representatives pursuant to
     Article IX of the Purchase Agreement. The Seller Representatives shall promptly after the time Escrow Shares become distributable to or on behalf of the Sellers deliver a schedule to the Escrow Agent and Parent setting forth the number of shares to be delivered to the Paying Agent on behalf of each Seller, and the number of shares, if any, to be delivered to the Seller Representatives in the name of each Seller to be sold by the Seller Representatives for the account of such Seller in order to satisfy such Seller's obligation to reimburse the Seller Representatives for expenses in accordance with Article IX of the Purchase Agreement.

(d) Escrow Shares that are not distributed to the Sellers on the first anniversary of the Closing Date because they have been retained pursuant to
     Section 3(b) in respect of a Pending

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     Escrow Claim shall be handled as follows as promptly as practicable after such Pending Escrow Claim becomes an Escrow Agreed Claim. If the value of the Escrow Shares (determined in accordance with Section 3(a)(i)) retained in respect of such Pending Escrow Claim exceeds the amount of such Escrow Agreed Claim, a number of Escrow Shares representing such excess (with any fraction being rounded down) shall be delivered to the Paying Agent, on behalf of the Sellers. Each Seller shall be entitled to his proportional share of such distribution based on the number of shares of such Seller retained in escrow in respect of such Pending Escrow Claim and the last two sentences of Section 3(c) shall apply to such distribution. The number of Escrow Shares with a value (determined in accordance with Section 3(a)(i) and rounded up to the nearest whole share) equal to the amount set forth in the Payment Notice delivered by Parent to the Escrow Agent (which may include amounts retained in escrow pursuant to clause (vi) of Section 3(b) if Parent is then entitled to such amounts) accompanying notice of such Escrow Agreed Claim shall be delivered to Parent in accordance with Sections 3(a)(i) and (ii). Any Escrow Shares that are retained in escrow pursuant to clause (vi) of Section 3(b) shall remain in escrow until they are delivered to Parent pursuant to a Payment Notice or until Parent, even if it became entitled to payment in respect of Payment Claims which are then Pending Escrow Claims and other claims which are subject to the Reimbursement Threshold, would not be entitled to receive such shares, in which case such shares shall be delivered to the Paying Agent, on behalf of the Sellers. Each Seller shall be entitled to his proportional share of such distribution based on the number of shares of such Seller that had been so retained, and the last two sentences of Section 3(c) shall apply to such distribution.

(e) Escrow Shares that are not distributed to the Sellers on the first anniversary of the Closing Date because they have been retained pursuant to
     Section 3(b) in respect of a Pending Individual Seller Claim shall be handled as follows. If a Pending Individual Seller Claim becomes an Individual Seller Agreed Claim with a pounds sterling amount of zero or if any of such claims is paid in full by the Seller against which such claim was made, all of the Escrow Shares retained in respect of such claim shall be delivered to the Paying Agent, on behalf of the Seller with respect to which such Pending Individual Seller Claim related upon notice from Parent to such effect (and Parent agrees to give notice to the Escrow Agent promptly in such circumstances). Except as set forth in the preceding sentence, in the event a Pending Individual Seller Claim becomes an Individual Seller Agreed Claim, the number of Escrow Shares with a value (determined in accordance with Section 3(a)(i) and rounded up to the nearest whole share) equal to the amount set forth in the Payment Notice delivered by Parent to the Escrow Agent accompanying notice of such Individual Seller Agreed Claim shall be delivered to Parent in accordance with Section 3(a)(i) and (ii), and the remainder of the Escrow Shares retained in respect of such claim shall be delivered to the Paying Agent, on behalf of the Seller with respect to which such Individual Seller Pending Claim related upon notice from Parent to such effect (and Parent agrees to give notice to the Escrow Agent promptly in such circumstances). Escrow Shares which are retained in escrow following the first anniversary of the Closing Date pursuant to clause (v) of Section 3(b) shall be delivered to the Paying Agent, on behalf of the Seller with respect to which such shares were retained, or Parent, as appropriate, as


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     directed in Parent's Payment Notice or Cancellation Notice relating thereto. Shares delivered to Parent pursuant to the preceding sentence shall be valued in accordance with Section 3(a)(i). Notwithstanding the foregoing, this Section 3(e) shall not apply to any Escrow Shares retained in escrow following the first anniversary of the Closing Date in connection with a Fraud Claim in respect of an Individual Seller Fraud Certificate or an Individual Seller Fraud Agreed Claim, which shall be governed by Section 3(f) below.

(f) With respect to shares retained in escrow following the first anniversary of the Closing Date in respect of a Payment Claim referred to in the last sentence of Section 3(e), when any such claim becomes an Individual Seller Fraud Agreed Claim or an Escrow Fraud Agreed Claim, as the case may be, Escrow Shares retained in respect of such claim shall be delivered to Parent pursuant to a Payment Notice or, to the extent Parent is not entitled to such shares, (i) delivered to the Paying Agent on behalf of the Sellers based on the number of shares of each Seller retained in respect of such claim or (ii) if Parent would be entitled to such shares but for the Reimbursement Threshold, retained in escrow, all in accordance with the general principles of this Agreement. Parent shall instruct the Escrow Agent, and deliver a copy of such instructions to the Seller Representatives, with respect to matters referred to in this Section 3(f).

(g) Notwithstanding anything herein to the contrary, no Escrow Shares shall be distributed to a Seller pursuant to Section 3(d), 3(e) or 3(f) if the number of shares then held in escrow in such Seller's Individual Seller's Account would be less than the maximum number of Escrow Shares which may become deliverable to Parent out of such Seller's Individual Seller's Account pursuant to this Agreement in connection with claims for which shares were retained in escrow following the first anniversary of the Closing Date.

Section 4.  Voting Rights and Distributions.
            -------------------------------

(a) The Escrow Shares, unless and until delivered to Parent pursuant to this Agreement, shall be registered in the respective names of the Sellers, who shall be entitled to vote their respective Escrow Shares and who shall be the absolute beneficial owners of their respective Escrow Shares until such time as they may be delivered to Parent in accordance with this Agreement. All cash dividends or distributions of assets declared by Parent with respect to the Parent Common Stock shall be payable to the Sellers as if no shares had been placed into escrow under this Agreement (subject to reduction to reflect the delivery of Escrow Shares to Parent under this Agreement).

(b) All shares of Parent Common Stock relating to Escrow Shares still held by the Escrow Agent under this Agreement and resulting from conversion, stock dividend, stock split, reclassification, recapitalization or corporate reorganization of Parent, shall be issued to and registered in the respective names of the Sellers and certificates therefor shall be delivered to the Escrow Agent when deliverable to holders of other outstanding shares of Parent Common Stock, shall be credited to the respective Individual Seller's Accounts of the Sellers and shall constitute additional Escrow Shares. In such event, appropriate adjustment shall be made to the value of the Parent Common Stock as determined pursuant to Section 3(a)(i).

Section 5.  Interest in Escrow Shares.  The Sellers severally agree that they
            -------------------------
will not assign or transfer their interest in the Escrow Shares (until released to them hereunder) and such interest shall be transferable only by operation of law, unless Parent, in its sole discretion, consents in writing otherwise and the Seller and any transferee execute such documents as Parent may request.

Section 6.  Power of Attorney in Favor of Parent.  If Parent becomes entitled to
            ------------------------------------
have Escrow Shares delivered to it in accordance with this Agreement and the Seller Representatives fail or refuse to execute any documents necessary to transfer such Escrow Shares to Parent, then in such event, each Seller hereby constitutes Parent as such Seller's true and lawful attorney-in-fact with full power and authority, in the name and on behalf of such Seller, to transfer and deliver or authorize the delivery to Parent of such Escrow Shares to which Parent is entitled pursuant to this Agreement and to execute stock powers in favor of Parent in connection therewith.

Section 7.  Provisions Concerning the Escrow Agent.
            --------------------------------------

(a) The Escrow Agent shall be entitled to reasonable compensation for all services rendered and expenses incurred by it in the performance of its obligations hereunder. The Escrow Agent shall be entitled to employ such legal counsel and other experts as it may deem necessary to properly advise it in connection with its obligations hereunder, and may rely on the advice of such counsel, and may pay them reasonable compensation therefor. The Escrow Agent and such legal counsel's and other expert's fees and expenses shall be borne by Parent.

(b) The Escrow Agent shall not be liable for any diminution of value of the Escrow Shares. The Escrow Agent shall have no authority to sell or otherwise dispose of or encumber the Escrow Shares except as provided herein.

(c) Notwithstanding any other provisions herein contained, the Escrow Agent may at all times act upon and in accordance with the joint written instructions of Parent and a Seller Representative. The Escrow Agent shall not be liable for any act done or omitted by it in accordance with such instructions or pursuant to the advice of counsel of its selection.

(d) The duties and responsibilities of the Escrow Agent shall be limited to those expressly set forth in this Agreement and instructions given to the Escrow Agent pursuant to this Agreement, and the Escrow Agent shall not be subject to, nor obligated to recognize, any other agreement between any or all of the parties hereto even though reference thereto may be made herein; provided, however, with the written consent of the Escrow Agent, this
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     Agreement may be amended at any time by an instrument in writing signed by
     Parent and a Seller Representative. The Escrow Agent shall advise Parent and the Seller Representatives from time to time, upon request, as to (i) the number of Escrow Shares represented by certificates held by the Escrow Agent, and (ii) the number of Escrow Shares distributed by the Escrow Agent to the Sellers.

(e) The Escrow Agent shall not be responsible for the sufficiency or accuracy of the form, execution, validity or genuineness of documents or securities now or hereafter deposited hereunder, or of any endorsement thereof, or for any lack of endorsement thereon, or for any description therein, nor shall it be responsible or liable in any respect on account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any such document, security or endorsement of this Agreement, and the Escrow Agent shall be fully protected in relying upon any written notice, demand, certificate or document which it in good faith believes to be genuine.

(f) The Escrow Agent is authorized, in its sole discretion, to disregard any and all notices or instructions given by any of the parties hereto or by any other person, firm or corporation, except only such notices or instructions as are herein provided for in this Agreement and orders or process of any court entered or issued with or without jurisdiction. If any property subject hereto is at any time attached, garnished or levied upon under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting such property or any part thereof, then and in any of such events, the Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree which the Escrow Agent is advised by legal counsel of its own choosing is binding upon it; and if the Escrow Agent complies with any such order, writ, judgment or decree, it shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

(g) The Escrow Agent may resign by giving sixty (60) days advance written notice to Parent and the Seller Representatives and thereafter shall deliver the Escrow Shares to such substitute escrow agent as Parent and the Seller Representatives shall jointly direct in writing. If such direction to deliver to a substitute escrow agent is not received by the Escrow Agent within sixty (60) days after mailing such notice of resignation, it is unconditionally and irrevocably authorized, directed and empowered to file an interplea motion and deliver all items held by it to a court of competent jurisdiction.

(h) In consideration of its acceptance of the appointment as the Escrow Agent, Parent agrees to indemnify and hold the Escrow Agent harmless as to any liability incurred by it to any person, firm or corporation by reason of its having accepted the same or in carrying out any of the terms hereof (except as such liability may arise out of or be based upon the gross negligence or willful misconduct of the Escrow Agent), and to reimburse the Escrow Agent for all its reasonable expenses, including, among other things, counsel fees and court costs, incurred by reason of its position hereunder or actions taken pursuant hereto.

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

Section 8.  Notices. All notices, requests, claims, demands and other
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communications hereunder shall be in writing and shall be given if delivered in person, by cable, telegram, telex or facsimile (and shall be deemed to have been duly given on the date of delivery if so given), or by registered or certified mail (postage prepaid, return receipt requested) (and shall be deemed to have been duly given the second business day after the date of the postmark if so given unless sent from inside the United States to a location outside of the United States, and vice versa, in which case, it shall be deemed to have been duly given the fifth business day after the date of postmark), or by internationally recognized delivery service guaranteeing delivery in two business days or less, with the price of delivery paid by the sender (and shall be deemed to have been duly given on the date of delivery if so given) to the respective parties as follows:

     If to Parent:

          Cambridge Technology Partners (Massachusetts), Inc.
          304 Vassar Street
          Cambridge, MA  02139
          Attention:  Chief Financial Officer
          Facsimile:  001-617-374-8507

     With copies to:

               U.S. Counsel
               ------------
          Testa, Hurwitz & Thibeault, LLP
          125 High Street
          High Street Tower
          Boston, Massachusetts 02110  USA
          Attention:  Steven C. Browne
          Facsimile:  001-617-248-7100

               U.K. Counsel
               ------------
          Holman, Fenwick & Willan
          Marlow House
          Lloyds Avenue
          London EC3N 3AL  England
          Attention:  Nicholas Hutton
          Facsimile:  011-44-171-481-0316

     If to any Seller:

          at the address of such Seller set forth in
          Schedule 3 to the Purchase Agreement

     If to the Seller Representatives:

          Quentin Baer, Ian Clarkson and Malcolm Glyn at the addresses of the Seller Representatives set forth in Schedule 3 to the Purchase Agreement in either case with copies to:

               U.S. Counsel
               ------------
          Reed Smith Shaw & McClay
          2500 One Liberty Place
          1650 Market Street
          Philadelphia, PA  19103-7301  USA
          Attention:  Lori Lasher
          Facsimile:  001-215 851-1420

               U.K. Counsel
               ------------
          Macfarlanes
          10 Norwich Street
          London EC4A 1BD  England
          Attention:  Peter Turnbull and John Dodsworth
          Facsimile:  011-44-171-831-9607

     If the Escrow Agent:

          Mellon Bank, N.A.
          Two Mellon Bank Center
          Room 325
          Pittsburgh, Pennsylvania  15259
          Attention:  Bruce Karhu
          Facsimile:  412-234-9196

or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of changes of address shall only be effective upon receipt.

Section 9.  Headings.  The descriptive headings in this Agreement have been
            --------
inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provision hereof.

Section 10.  Entire Agreement; Assignment.  This Agreement, the Purchase
             ----------------------------
Agreement, the Purchaser Ancillary Agreements and the Seller Ancillary Agreements constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof and thereof. This Agreement shall not be assigned by operation of law or otherwise.

Section 11.  Parties in Interest.  This Agreement shall be binding upon and
             -------------------
inure solely to the benefit of the parties hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

Section 12.  Validity.  The invalidity or unenforceability of any provision of
             --------
this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, each of which shall remain in full force and effect, provided that enforcement of such other provisions in the absence of the invalid or unenforceable provisions does not materially alter the benefit of the bargain to any party hereto.

Section 13.  Counterparts.  This Agreement may be executed in two or more
             ------------
counterparts, each of which shall be deemed to be an original but all of which shall constitute one and same Agreement.

Section 14.  Governing Law.  This Agreement shall be governed by and construed
             -------------
in accordance with the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

Section 15.  Appointment.  Parent, the Sellers and the Seller Representatives
             -----------
hereby appoint Mellon Bank, N.A. to act as the Escrow Agent and Mellon Bank, N.A. accepts such appointment.

Insert Rider Y

IN WITNESS WHEREOF, Parent, the Sellers, the Seller Representatives and the Escrow Agent (or their duly authorized representatives) have hereunto set their hands as of the date first written above.

                          ESCROW AGREEMENT - RIDER Y



Section 16.  Successor Escrow Agent.  Any corporation, association or other
             ----------------------
entity into which the Escrow Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or otherwise transfer all or substantially all of its corporate trust business, or any corporation, association or other entity resulting from any such merger, conversion, consolidation, sale or other transfer, shall, ipso facto, be and become successor Escrow Agent hereunder, vested with all of the powers, discretions, immunities, privileges and all other matters as was its predecessor, without the execution or filing of any instrument or any further act on the part or any of the parties hereto, anything herein to the contrary notwithstanding.



/s/ Malcolm Glyn
--------------------------------
Malcolm Glyn (as Attorney)

                              PARENT:

                              CAMBRIDGE TECHNOLOGY PARTNERS
                              (MASSACHUSETTS), INC.

                              By:  /s/
                                   ----------------------------------
                              Title:

                              SELLERS:

                              Tom Aldridge  /s/
                                            -------------------------

                              Quentin Baer  /s/
                                            -------------------------

                              FENS LIMITED

                              By:  /s/
                                   ----------------------------------
                              Title:

                              FANMORE INVESTMENTS LIMITED

                              By:  /s/
                                   ----------------------------------
                              Title:

                              ST. HELIER TRUST CO. LIMITED

                              By:  /s/
                                   ----------------------------------
                              Title:

                              EAGLE PLACE TRUSTEES LIMITED

                              By:  /s/
                                   ----------------------------------
                              Title:


                              Michael Bligh  /s/
                                             ------------------------

                              Jonathan Burton  /s/
                                               ----------------------

                              Charles Cable  /s/
                                             ------------------------

                              Emma Carpenter  /s/
                                              -----------------------

                              Ron Chan  /s/
                                        -----------------------------

                              Stephen Cheetham  /s/
                                                ---------------------

                              Ian Clarkson  /s/
                                            -------------------------

                              ARROW NOMINEES INC.

                              By:  /s/
                                   ----------------------------------
                              Title:

                              Peter Clements  /s/
                                              -----------------------

                              Dereck Clow  /s/
                                           --------------------------

                              Kevin Cornwell  /s/
                                              -----------------------

                              Anthony Court  /s/
                                             ------------------------

                              Renaud Cuignet  /s/
                                              -----------------------

                              Jurgen Deiss  /s/
                                            -------------------------

                              David Delvin  /s/
                                            -------------------------

                              Alois Deubert  /s/
                                             ------------------------

                              Charles Donald  /s/
                                              -----------------------

                              Tim Durston  /s/
                                           --------------------------

                              JERMYN TRUSTEES (JERSEY) LIMITED

                              By:  /s/
                                   ----------------------------------
                              Title:

                              Stefan Falckenberg  /s/
                                                  -------------------

                              Malcolm Glyn  /s/
                                            -------------------------

                              Hans Grapenthin  /s/
                                               ----------------------

                              Gavin Hall  /s/
                                          ---------------------------

                              Paul Heagren  /s/
                                            -------------------------

                              David Henderson  /s/
                                               ----------------------

                              Marc Henrie  /s/
                                           --------------------------

                              Rupert Hucker  /s/
                                             ------------------------

                              Mark Hughes  /s/
                                           --------------------------

                              Peter Isaac  /s/
                                           --------------------------

                              Wolfram Kurshener  /s/
                                                 --------------------

                              Charles Landry  /s/
                                              -----------------------

                              Daniel Lechanteaux  /s/
                                                  -------------------

                              Piers Lightfoot  /s/
                                               ----------------------

                              Neil Loxley  /s/
                                           --------------------------

                              Stephen Marples  /s/
                                               ----------------------

                              Simon Marshall  /s/
                                              -----------------------

                              Keith Milburn  /s/
                                             ------------------------

                              Peter Mounsey  /s/
                                             ------------------------

                              Ivor Osborne  /s/
                                            -------------------------

                              PARNIB BELGIE NV

                              By:  /s/
                                   ----------------------------------
                              Title:

                              Sal Puarr  /s/
                                         ----------------------------

                              Richard Raya  /s/
                                            -------------------------

                              Gustavo Rojas  /s/
                                             ------------------------

                              DARNLEY ASSETS LIMITED

                              By:  /s/
                                   ----------------------------------
                              Title:


                              Marie-Claude Rondot  /s/
                                                   ------------------

                              Gunter Schneider  /s/
                                                ---------------------

                              Alfred Schuller  /s/
                                               ----------------------

                              Bernard Shaw  /s/
                                            -------------------------

                              Jane Smart  /s/
                                          ---------------------------

                              Laura Smith  /s/
                                           --------------------------

                              David Smith  /s/
                                           --------------------------

                              Oliver Staudacher  /s/
                                                 --------------------

                              Sean Stevens  /s/
                                            -------------------------

                              Garry Sutton  /s/
                                            -------------------------

                              Martin Thompson  /s/
                                               ----------------------

                              Sean Tipping  /s/
                                            -------------------------

                              Michael Trenouth  /s/
                                                ---------------------

                              James Trice  /s/
                                           --------------------------

                              Mark Turek  /s/
                                          ---------------------------

                              John Van Daalen  /s/
                                               ----------------------

                              Gerard Van Kemmel  /s/
                                                 --------------------

                              Nick Von Baillou  /s/
                                                ---------------------

                              Dominic Wakefield  /s/
                                                 --------------------

                              Michael Warren  /s/
                                              -----------------------

                              Alex Watson  /s/
                                           --------------------------

                              Emile Weekers  /s/
                                             ------------------------

                              Andrew Wells  /s/
                                            -------------------------

                              Terence White  /s/
                                             ------------------------

                              Owen Williams  /s/
                                             ------------------------

                              Paul Whysall  /s/
                                            -------------------------

                              SELLER REPRESENTATIVES


                              Quentin Baer
                              as a Seller Representative
                              /s/

                              Ian Clarkson
                              as a Seller Representative
                              /s/

                              Malcolm Glyn
                              as a Seller Representative
                              /s/

                              MELLON BANK, N.A.
                              As Escrow Agent

                              By:  /s/
                                   ----------------------------------
                              Title: